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                                                                       EXHIBIT 8


                            ALSTON & BIRD LLP [LOGO]
                         3605 Glenwood Avenue, Suite 310
                               P. O. Drawer 31107
                             Raleigh, NC 27622-1107

                                  919-420-2200
                                Fax: 919-420-2260
                                 www.alston.com


                             JASPER L. CUMMINGS, JR.
                            DIRECT DIAL: 919-420-2208
                          E-MAIL: JCUMMINGS@ALSTON.COM

                                November __, 1999


Regions Financial Corporation
417 North 20th Street
Birmingham, Alabama  35203

         Re: Registration Statement on Form S-4 with respect to shares issued pursuant to the Agreement and Plan of Merger by and between Minden Bancshares, Inc. and Regions Financial Corporation dated as of July 13, 1999.

Ladies and Gentlemen:

         We have acted as counsel to Regions Financial Corporation ("Regions") in connection with the registration of ___ shares of its Common Stock, par value $____ per share (the "Regions Common Stock"), issuable pursuant to the Agreement, as set forth in the Registration Statement that is being filed on the date hereof by Regions with the Securities and Exchange Commission (the "Commission") pursuant to the requirements of item 21(a) of Form S-4 and item 601(b)(8) of Regulation S-K. All capitalized terms not otherwise defined herein shall have the meanings given to the in the Agreement.

         Pursuant to the Merger, and as more fully described in the Agreement, at the Effective Time, each share of Minden Common Stock issued and outstanding at the Effective Time shall be converted into 8.0 shares of Regions Common Stock. As a result, stockholders of Minden shall become stockholders of Regions and each of the subsidiaries of Minden shall continue to conduct its business and operations as a subsidiary of Regions. All terms used herein without definition shall have the respective meanings specified in the Agreement, and unless otherwise specified, all section references herein are to the Internal Revenue Code of 1986, as amended (the "Code").

         In rendering the opinions expressed herein, we have examined such documents as we deemed appropriate, including (i) the Agreement and (ii) the Registration Statement on Form S-4 filed by Regions with the Securities and Exchange Commission under the Securities Act of 1933, on November __, 1999, as amended, including the Proxy Statement/Prospectus constituting part thereof (together the ""Registration Statement"). In rendering the opinions expressed herein, we have assumed with the consent of Regions and Minden, that the Agreement and the Registration Statement accurately and



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Regions Financial Corporation
November __, 1999
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completely describe the Merger and that the Merger will be consummated in accordance with the Agreement and as described in the Registration Statement.

         In rendering the opinions expressed herein, we have also relied with the consent of Regions and Minden, upon the accuracy and completeness of the factual statements and factual representations (which factual statements and factual representations we have neither investigated nor verified) contained in the certificates of Regions and Minden to us dated as of the date herein (together, the "Certificates"), which we have assumed are complete and accurate as of the date hereof and will be complete and accurate as of the date on which the Merger is consummated.

         Based on the foregoing, we are of the opinion that, under presently applicable Federal income tax law:

         (1) The Merger will constitute a reorganization within the meaning of Section 368(a) of the Code, and Minden and Regions will each be a party to the reorganization within the meaning of
                  Section 368(b) of the Code.

         (2) No gain or loss will be recognized by holders of Minden Common Stock upon the exchange in the Merger of all of their Minden Common Stock solely for shares of Regions Common Stock (except with respect to any cash received in lieu of a fractional share interest in Regions Common Stock).

         (3) The aggregate tax basis of the Regions Common Stock received by holders of Minden Common Stock who exchange all of their Minden Common Stock solely for Regions Common Stock in the Merger will be the same as the tax basis of the Minden Common Stock surrendered in exchange therefor, less the basis of any fractional share of Regions Common Stock settled by cash payment.

         (4) The holding period of the Regions Common Stock received by holders who exchange all of their Minden Common Stock solely for Regions Common Stock in the Merger will include the holding period of the Minden Common Stock surrendered in exchange therefor, provided that such Minden Common Stock is held as a capital asset at the Effective Time.

         (5) The payment of cash to holders of Minden Common Stock in lieu of fractional share interests of Regions Common Stock will be treated for Federal income tax purposes as if the fractional shares were distributed as part of the exchange and then were redeemed by Regions. These cash payments will be treated as having been received as distributions in full

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Regions Financial Corporation
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                  payment in exchange for the Regions Common Stock redeemed, as provided in Section 302(a) of the Code.

         (6) Where solely cash is received by a holder of Minden Common Stock in exchange for Minden Common Stock pursuant to the exercise of dissenters' rights, such cash will be treated as having been received in redemption of such holder's Minden Common Stock, subject to the provisions and limitations of
                  Section 302 of the Code.

         The opinions expressed herein are based upon existing statutory, regulatory, and judicial authority, any of which may be changed at any time with retroactive effect. The Federal income tax consequences described herein may not apply to certain shareholders of Minden with special situations, including, without limitation, shareholders who hold their Minden Common Stock other than as a capital asset, who received their Minden Common Stock upon the exercise of employee stock options or otherwise as compensation, who hold their Minden Common Stock as part of a "straddle" or "conversion transaction" for Federal income tax purposes, or are foreign persons, insurance companies, or securities dealers.

         In addition, our opinions are based solely on the documents that we have examined, and the factual statements and factual representations set out in the Certificates, which we have assumed were true on the date of the Certificates, and are true on the date hereof. Our opinions cannot be relied upon if any of the facts pertinent to the Federal income tax treatment of the Merger stated in such documents or any of the factual statements or factual representations set out in the Certificates is, or later becomes, inaccurate. Our opinions are limited to the tax matters specifically covered thereby, and we have not been asked to address, nor have we addressed, any other tax consequences of the Merger, including for example any issues related to intercompany transactions, accounting methods, or changes in accounting methods resulting from the Merger, or the consequences of the Merger under state, local or foreign law. These opinions are provided solely for the benefit and use of Regions and Minden. No other party or person is entitled to rely on the opinions.

         In accordance with the requirements of Item 601(b)(23) of Regulation S-K under the Securities Act, we hereby consent to the discussion of this opinion in the Proxy Statement Prospectus filed by Regions, to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm under the headings "SUMMARY-Federal Income Tax Consequences" and "THE MERGER-Material Federal Income Tax Consequences of the Merger" in the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of such persons whose consent is


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Regions Financial Corporation
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required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.


                                                     Very truly yours,

                                                     ALSTON & BIRD LLP



                                                     Jasper L. Cummings, Jr.
                                                     A partner of the firm

JLC:jm
Enclosure